AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2000
                                                     REGISTRATION NO. 333-41194

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ------------------
                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------
                                INFORMAX, INC.
            (Exact name of registrant as specified in its charter)



                  DELAWARE                        7371                    56-1687783
    (State or other jurisdiction of   (Primary Standard Industrial      (IRS Employer
     incorporation or organization)    Classification Code Number)   Identification No.)


                              ------------------

   6010 EXECUTIVE BOULEVARD, 10TH FLOOR, ROCKVILLE, MD 20852, (301) 984-2206 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOSEPH E. LEHNEN
                            CHIEF FINANCIAL OFFICER
                     6010 EXECUTIVE BOULEVARD, 10TH FLOOR
                              ROCKVILLE, MD 20852
                                (301) 984-2206
(Name,  address,  including zip code, and telephone number, including area code, of agent for service)


                              ------------------
                                   COPIES TO:

              MICHAEL J. SILVER                 JEFFREY E. COHEN
           Hogan & Hartson L.L.P.               Coudert Brothers
    111 S. Calvert Street, Suite 1600     1114 Avenue of the Americas
             Baltimore, MD 21202               New York, NY 10036
             (410) 659-2700                      (212) 626-4400


                              ------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Effective Date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 3 to the Registration Statement is being filed solely to file three alternate pages for the prospectus contained in Amendment No. 2 to the Registration Statement filed on September 12, 2000, and to file Exhibit 1.1 to the Registration Statement. The alternate pages, marked "Alternate Page," will only be used with copies of the prospectus delivered outside of the United States to non-U.S. persons. With the exception of these three alternate pages, the prospectus to be delivered outside of the United States to non-U.S. persons is identical to that contained in Amendment No. 2 to the Registration Statement.

                                [Alternate Page]


                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2000


PRELIMINARY PROSPECTUS


                               5,000,000 SHARES


                               [GRAPHIC OMITTED]


                                  COMMON STOCK
                              ------------------

     This is an initial public offering of 5,000,000 shares of common stock of InforMax, Inc. We are selling all of the shares of common stock offered under this prospectus.

     We expect the public offering price for our common stock to be between $14.00 and $16.00 per share. There is currently no public market for our common stock. We have applied to have our common stock approved for listing on the Nasdaq National Market under the symbol "INMX."

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 TO READ ABOUT RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

                                                     PER SHARE       TOTAL
                                                    -----------   ----------
Public offering price ...........................     $            $
Underwriting discounts and commissions ..........     $            $
Proceeds to InforMax, Inc. ......................     $            $

                              ------------------

     We have granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock from us at the initial public offering price less the underwriting discount.

     The  underwriters  are severally underwriting the shares being offered. The
underwriters  expect to deliver the shares in New York, New York on      , 2000.

                              ------------------

BEAR, STEARNS INTERNATIONAL LIMITED

                           U.S. BANCORP PIPER JAFFRAY

                                                   ADAMS, HARKNESS & HILL, INC.


                  The date of this prospectus is        , 2000

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                [Alternate Page]

     No action has been or will be taken in any jurisdiction by us or any underwriter that would permit a public offering of the common stock or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this prospectus comes are required by us and the underwriters to inform themselves about, and to observe any restrictions as to, the offering of the common stock and the distribution of this prospectus.

     The shares may not be offered to persons in the United Kingdom other than in circumstances which are deemed not to be an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995. Neither this prospectus, nor any other document issued in connection with the offering of the shares may be issued to any person in the United Kingdom unless that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may be otherwise lawfully issued.

                                [Alternate Page]

================================================================================

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

      Until          ,  2000,  all  dealers effecting transactions in the common stock of InforMax, Inc., whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               -----------------
                               TABLE OF CONTENTS
                               -----------------

                                                      PAGE
                                                      ----
Prospectus Summary ...........................          3
Risk Factors .................................          9
Special Note Regarding
   Forward-Looking Statements ................         18
Use of Proceeds ..............................         19
Dividend Policy ..............................         19
Capitalization ...............................         20
Dilution .....................................         22
Selected Consolidated Financial Data .........         23
Management's Discussion and Analysis
   of Financial Condition and
   Results of Operations .....................         25
Business .....................................         35
Management ...................................         53
Certain Transactions .........................         63
Principal Stockholders .......................         65
Description of Capital Stock .................         67
Shares Eligible for Future Sale ..............         71
Underwriting .................................         73
Legal Matters ................................         76
Experts ......................................         76
Additional Information .......................         76
Index to Consolidated Financial
   Statements ................................         F-1

================================================================================

================================================================================

                               [GRAPHIC OMITTED]


                               5,000,000 SHARES


                                 COMMON STOCK


                                   ----------
                                   PROSPECTUS
                                   ----------

                                 BEAR, STEARNS
                             INTERNATIONAL LIMITED

                           U.S. BANCORP PIPER JAFFRAY

                         ADAMS, HARKNESS & HILL, INC.


                                          , 2000

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable by us in connection with the registration of the securities offered hereby. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.



Securities and Exchange Commission registration fee. .........  $   24,288
NASD filing fee ..............................................  $    9,700
Nasdaq National Market listing fee ...........................  $   95,000
Transfer agent's and registrar's fees. .......................  $   10,000
Printing expenses ............................................  $  200,000
Legal fees and expenses ......................................  $  500,000
Accounting fees and expenses .................................  $  300,000
Miscellaneous expenses .......................................  $   61,012
                                                                ==========
    Total ....................................................  $1,200,000
                                                                ==========







ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Section 145 of the General Corporate Law of the State of Delaware, InforMax has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). InforMax's bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers.

     InforMax's certificate of incorporation (Exhibit 3.1 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to InforMax and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to InforMax, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     InforMax intends to obtain in conjunction with the effectiveness of this registration statement a policy of directors' and officers' liability insurance that insures InforMax's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

     The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of InforMax and its officers and directors for certain liabilities arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the registrant has issued unregistered securities to a limited number of persons as described below (all common stock amounts are on a post-split basis).

(1) In August 2000, we issued 950,747 shares of our Series B preferred stock to Amersham Pharmacia Biotech, Inc., in exchange for $10 million in cash.


(2) In June 2000, we issued 313,909 shares of our common stock to an accredited investor for approximately $2 million, or $6.37 per share. In exchange for the rendering of certain consulting services, we also issued to the same accredited investor warrants exercisable for 25,050 shares of our common stock at $6.37 per share, subject to certain adjustments.


(3) In June 2000, we issued an aggregate of 243,282 shares of our common stock to three accredited investors for approximately $1.55 million, or $6.37 per share.

(4) In June 2000, we issued warrants exercisable for 15,030 shares of our common stock with an exercise price of $5.99 per share. The warrants were issued in connection with a $3 million bridge loan financing and we received $0.006 per warrant.

(5) In connection with an equipment line, a revolving line of credit and a bridge loan, we have issued notes to the lender covering any outstanding amounts under the credit facilities.

(6) In June 1999, we issued 2,161,265 shares of our Series A preferred stock to FBR Technology Venture Partners II, in exchange for $4,000,000 in cash.


(7) In March 1998, we issued 734,967 shares of our common stock to Dr. Titomirov and two investors in exchange for $4,401.


(8) We have, from time to time, granted options and restricted stock grants to employees, consultants and directors. The following table sets forth certain information regarding such grants:






YEAR                   NUMBER OF SHARES   RANGE OF EXERCISE PRICE
---------------------- ------------------ ------------------------
1997                   1,569,967          $ 0.006
1998                   167,000            $ 0.006
1999                   14,932,487         $ 0.299
1/1/2000 - 8/23/2000   1,191,581          $0.299 - $6.371


     The sale and issuance of securities in the transactions described above were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering, where the purchasers were sophisticated investors who represented their intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about InforMax.

     No underwriters were employed in the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (A) EXHIBITS






EXHIBIT NO.     DESCRIPTION
-------------   ---------------------------------------------------------------------------------
 1.1            Form of Underwriting Agreement
 3.1            Second Restated Certificate of Incorporation of InforMax, Inc. as amended by Certificate of
                Amendment to the Certificate of Incorporation dated September 11, 2000.+
 3.2            Form of Restated Certificate of Incorporation (proposed, post-offering)+
 3.3            Second Amended and Restated Bylaws of InforMax, Inc.+
 3.4            Form of Restated Bylaws (proposed, post-offering)+
 4.1            Specimen Common Stock Certificate *
 5.1            Opinion of Hogan & Hartson L.L.P. *
10.1            InforMax, Inc. Equity Incentive Plan, Amendment No. 1 thereto dated July 11,
                1999 and Amendment No. 2 thereto dated January 25, 2000+
10.2            Employment Agreement between Joseph Lehnen and InforMax, Inc. dated
                April 1, 1999+
10.3            Employment Agreement between Timothy Sullivan and InforMax, Inc. dated
                April 1, 1999+
10.4            Amended and Restated Investor Rights Agreement between InforMax, Inc.,
                FBR Technology Venture Partners II, L.P. and Amersham Pharmacia Biotech,
                Inc. dated August 16, 2000+
10.5            Non-Preferred Holder Rights Agreement between InforMax, Inc. and each of the Weiss, Peck & Greer entities noted in the Principal Stockholders table dated
                March 29, 2000+
10.6            Shareholder's Agreement among InforMax, Inc., Dr. Alex Titomirov, Dr. James
                Bernstein and certain other stockholders, and Amendment No. 1 thereto dated
                August 17, 1999, and Amendment No. 2 thereto dated March 29, 2000+
10.7            Loan Agreement between InforMax, Inc. and PNC Bank, National Association dated May 6, 1999, Amendment No. 1 thereto dated August 6, 1999,
                Amendment No. 2 thereto dated November 30, 1999, Amendment No. 3 thereto dated February 7, 2000, Amendment No. 4 thereto dated February 29, 2000 and
                Amendment No. 5 thereto dated June 19, 2000+
10.8            Second Amended and Restated Revolving Credit Note dated February 7, 2000+
10.9            Third Amended and Restated Line of Credit Note dated February 7, 2000+
10.10           Security Agreement between InforMax, Inc. and PNC Bank, National
                Association dated May 6, 1999+
10.11           Office Lease Agreement between InforMax, Inc. and Jemal Cayre 6010
                Executive Blvd. L.L.C. dated March 31, 1999, Addendum No. 1 thereto dated
                July 8, 1999 and Addendum No. 2 thereto dated February 1, 2000 and
                Addendum No. 3 thereto dated May 19, 2000+
10.12           Letter Agreement between InforMax, Inc. and Management System Designers,
                Inc. dated July 9, 1999, in connection with services to be provided to the
                National Center for Biotechnology Information (NCBI), addendum thereto dated November 22, 1999, addendum thereto dated November 22, 1999 and addendum dated July 26, 2000++
10.13           Technical Services Agreement between InforMax, Inc. and Unisys Corporation dated April 18, 2000 in connection with services to be provided to the National
                Center for Biotechnology Information (NCBI)++

EXHIBIT NO.     DESCRIPTION
-------------   -----------------------------------------------------------------------------
10.14           Bridge Note dated June 19, 2000+
10.15           Warrant Purchase Agreement between InforMax, Inc and PNC Bank, National
                Association dated June 19, 2000+
10.16           Joinder Agreement between InforMax, Inc. and Paul Capital Partners VI
                Holdings dated June 13, 2000+
10.17           Joinder Agreement between InforMax, Inc. and Cogene Biotech Ventures, L.P.
                dated June 29, 2000+
10.18           Joinder Agreement between InforMax, Inc. and Gene Fund, LP, Kenson
                Venture, LLC and VitalBio Holdings, Inc. and June 23, 2000+
10.19           Data Analysis Products Development and Distribution Agreement dated
                August 16, 2000 between InforMax, Inc. and Amersham Pharmacia Biotech, Inc.+
10.20           [Reserved].
10.21           Employment Agreement between Dr. Vadim Babenko and InforMax, Inc. dated
                July 14, 2000+
10.22           Commitment letter dated August 14, 2000 from Dr. Alex Titomirov to
                InforMax, Inc.+
10.23           Joinder Agreement between InforMax, Inc. and Gene Fund, LP dated August 16,
                2000+
23.1            Consent of Deloitte & Touche LLP+
23.2            Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1 hereto) *
23.3            Consent of Front Line Strategic Management Consulting, Inc.+
24.1            Power of Attorney of Directors (included in signature pages)+
27.1            Financial Data Schedule


+ previously filed
* To be filed by amendment

+ Confidential Treatment requested as to certain portions of this Exhibit


     (B) FINANCIAL STATEMENT SCHEDULES:

     All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Underwriting Agreement, its Charter or Bylaws or the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer, controlling person employee or agent of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer, controlling person, employee or agent in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act, InforMax, Inc. has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on September 19, 2000.



                                        INFORMAX, INC.



                                   By:  /S/ Dr. Alex Titomirov
                                        -----------------------------------

                                        Dr. Alex Titomirov
                                        Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on such dates disclosed below







          SIGNATURE                          TITLE                        DATE
-----------------------------   -------------------------------   -------------------
/S/ Dr. Alex Titomirov          Chairman of the Board of          September 19, 2000
---------------------------     Directors, President and Chief
Dr. Alex Titomirov              Executive Officer (Principal
                                Executive Officer)


             *                  Chief Financial Officer           September 19, 2000
---------------------------     (Principal Financial Officer)
Joseph Lehnen


             *                  Director                          September 19, 2000
---------------------------
Dr. James E. Bernstein


             *                  Director                          September 19, 2000
---------------------------
Harry D'Andrea


             *                  Director                          September 19, 2000
---------------------------
Hooks Johnston


               *                Director                          September 19, 2000
---------------------------
Andrew Whiteley


               *                Director                          September 19, 2000
---------------------------
Dr. Wei Wu He


------------------
* By his signature below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 3 to the registration statement on behalf of the persons indicated.




/S/ Dr. Alex Titomirov
---------------------------
Dr. Alex Titomirov

                                 EXHIBIT INDEX




EXHIBIT NO.     DESCRIPTION
-------------   ---------------------------------------------------------------------------------
 1.1            Form of Underwriting Agreement
 3.1            Second Restated Certificate of Incorporation of InforMax, Inc. as amended by Certificate of
                Amendment to the Certificate of Incorporation dated September 11, 2000.+
 3.2            Form of Restated Certificate of Incorporation (proposed, post-offering)+
 3.3            Second Amended and Restated Bylaws of InforMax, Inc.+
 3.4            Form of Restated Bylaws (proposed, post-offering)+
 4.1            Specimen Common Stock Certificate *
 5.1            Opinion of Hogan & Hartson L.L.P. *
10.1            InforMax, Inc. Equity Incentive Plan, Amendment No. 1 thereto dated July 11,
                1999 and Amendment No. 2 thereto dated January 25, 2000+
10.2            Employment Agreement between Joseph Lehnen and InforMax, Inc. dated
                April 1, 1999+
10.3            Employment Agreement between Timothy Sullivan and InforMax, Inc. dated
                April 1, 1999+
10.4            Amended and Restated Investor Rights Agreement between InforMax, Inc.,
                FBR Technology Venture Partners II, L.P. and Amersham Pharmacia Biotech,
                Inc. dated August 16, 2000+
10.5            Non-Preferred Holder Rights Agreement between InforMax, Inc. and each of the Weiss, Peck & Greer entities noted in the Principal Stockholders table dated
                March 29, 2000+
10.6            Shareholder's Agreement among InforMax, Inc., Dr. Alex Titomirov, Dr. James
                Bernstein and certain other stockholders, and Amendment No. 1 thereto dated
                August 17, 1999, and Amendment No. 2 thereto dated March 29, 2000+
10.7            Loan Agreement between InforMax, Inc. and PNC Bank, National Association dated May 6, 1999, Amendment No. 1 thereto dated August 6, 1999,
                Amendment No. 2 thereto dated November 30, 1999, Amendment No. 3 thereto dated February 7, 2000, Amendment No. 4 thereto dated February 29, 2000 and
                Amendment No. 5 thereto dated June 19, 2000+
10.8            Second Amended and Restated Revolving Credit Note dated February 7, 2000+
10.9            Third Amended and Restated Line of Credit Note dated February 7, 2000+
10.10           Security Agreement between InforMax, Inc. and PNC Bank, National
                Association dated May 6, 1999+
10.11           Office Lease Agreement between InforMax, Inc. and Jemal Cayre 6010
                Executive Blvd. L.L.C. dated March 31, 1999, Addendum No. 1 thereto dated
                July 8, 1999 and Addendum No. 2 thereto dated February 1, 2000 and
                Addendum No. 3 thereto dated May 19, 2000+
10.12           Letter Agreement between InforMax, Inc. and Management System Designers,
                Inc. dated July 9, 1999, in connection with services to be provided to the
                National Center for Biotechnology Information (NCBI), addendum thereto dated November 22, 1999, addendum thereto dated November 22, 1999 and addendum dated July 26, 2000++
10.13           Technical Services Agreement between InforMax, Inc. and Unisys Corporation dated April 18, 2000 in connection with services to be provided to the National
                Center for Biotechnology Information (NCBI)++

EXHIBIT NO.     DESCRIPTION
-------------   -----------------------------------------------------------------------------
10.15           Warrant Purchase Agreement between InforMax, Inc and PNC Bank, National
                Association dated June 19, 2000+
10.16           Joinder Agreement between InforMax, Inc. and Paul Capital Partners VI
                Holdings dated June 13, 2000+
10.17           Joinder Agreement between InforMax, Inc. and Cogene Biotech Ventures, L.P.
                dated June 29, 2000+
10.18           Joinder Agreement between InforMax, Inc. and Gene Fund, LP, Kenson
                Venture, LLC and VitalBio Holdings, Inc. and June 23, 2000+
10.19           Data Analysis Products Development and Distribution Agreement dated
                August 16, 2000 between InforMax, Inc. and Amersham Pharmacia Biotech, Inc.+
10.20           [Reserved].
10.21           Employment Agreement between Dr. Vadim Babenko and InforMax, Inc. dated
                July 14, 2000+
10.22           Commitment letter dated August 14, 2000 from Dr. Alex Titomirov to
                InforMax, Inc.+
10.23           Joinder Agreement between InforMax Inc. and Gene Fund, LP dated August 16,
                2000+
23.1            Consent of Deloitte & Touche LLP+
23.2            Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1 hereto) *
23.3            Consent of Front Line Strategic Management Consulting, Inc.+
24.1            Power of Attorney of Directors (included in signature pages)+
27.1            Financial Data Schedule


+ previously filed
* To be filed by amendment

+ Confidential Treatment requested as to certain portions of this Exhibit